UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  09/22/2010

American Water Works Company, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-34028

Delaware	51-0063696
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1025 Laurel Oak Road
Voorhees, NJ 08043
(Address of principal executive offices, including zip code)

(856) 346-8200
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

American Water Works Company, Inc. (the "Company") hereby amends its Current Report on Form 8-K filed on September 28, 2010 (the "Original Form 8-K") to provide information that was not determined or available at the time of filing the Original Form 8-K. The Original Form 8-K was filed to report the intention of John S. Young to retire from his duties with the Company and its subsidiaries.

On November 19, 2010, Mr. Young resigned from the offices of Chief Water Technology Officer, President, American Water Services and President, American Water Works Service Company and resigned as an officer and director of all subsidiaries of the Company for which he served in such capacities, effective November 19, 2010. While his duties as an officer of the Company (and as an officer and director of any of its subsidiaries) ceased on November 19, 2010, Mr. Young will remain an employee of the Company through and including January 1, 2011.

The Company will file an amendment to this Form 8-K to disclose any material arrangements related to Mr. Young's retirement, once they are determined.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Water Works Company, Inc.

Date: November 22, 2010	By:	/s/ Kellye L. Walker
Kellye L. Walker
Chief Administrative Officer and General Counsel